As filed with the Securities and Exchange Commission on May 27, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	7374	13-2740040
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Walsh
Chief Executive Officer
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Corey R. Chivers Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Lesley Bolger Thryv Holdings, Inc. 2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas 75261 (972) 453-7000	Christopher D. Lueking Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 Telephone: (312) 876-7700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-256437
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered(1)(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)(5)
Common Stock, $0.01 par value per share	849,189	$23.50	$19,955,942	$2,177.19
(1)	Includes the offering of additional shares of common stock pursuant to the underwriters’ option to purchase additional shares.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-256437).

(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, for the purpose of determining the registration fee based on the public offering price per share of $23.50.
(4)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $99,779,750 on its Registration Statement on Form S-1, as amended (File No. 333-256437), which was declared effective by the Securities and Exchange Commission on May 26, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $19,955,942 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

(5)
As set forth on the registrant’s Registration Statement on Form S-1 (File No. 333-256437) (the “Prior Registration Statement”), the 849,189 shares of the registrant’s common stock previously registered for resale on the registrant’s Registration Statement on Form S-1 (File No. 333-256294) (the “Resale Registration Statement”) are being carried forward to this registration statement pursuant to Rule 429 under the Securities Act and are being offered by the selling stockholders named in the Prior Registration Statement. A filing fee of $67,120.02 (the “Previously Paid Fee”) was previously paid in connection with the Resale Registration Statement and $10,855,97 of such amount was applied to the total registration fee of the Prior Registration Statement. $2,177.19 of the Previously Paid Fee is applied to the total registration fee herein pursuant to Rule 457(p), offsetting the total registration fee herein. The Previously Paid Fee will continue to be applied to such unsold shares, which the Registrant may continue to offer and sell pursuant to this registration statement.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Thryv Holdings, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-256437) (the “Prior Registration Statement”), initially filed by the Registrant on May 24, 2021 and declared effective by the Securities and Exchange Commission on May 26, 2021. This Registration Statement covers the registration of an additional 849,189 of the Registrant’s shares of common stock (including 110,763 shares of common stock which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any). The required opinions of counsel and related consent and accountant’s consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-256437) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP, Counsel to Registrant.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Thryv Holdings, Inc.
23.2	Consent of Ernst & Young LLP, Independent Auditors for Sensis Holdings Limited.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-256437)) filed on May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on the 27th day of May 2021.

THRYV HOLDINGS, INC.

By:	/s/ Joseph A. Walsh
Name:	Joseph A. Walsh
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph A. Walsh	Chief Executive Officer, President and Director (Principal Executive Officer)	May 27, 2021
Joseph A. Walsh

/s/ Paul D. Rouse	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2021
Paul D. Rouse

*	Chairman and Director	May 27, 2021
Jason Mudrick

*	Director	May 27, 2021
Amer Akhtar

*	Director	May 27, 2021
Bonnie Kintzer

*	Director	May 27, 2021
Ryan O’Hara

*	Director	May 27, 2021
John Slater

*	Director	May 27, 2021
Lauren Vaccarello

*	Director	May 27, 2021
Heather Zynczak

*By:	/s/ Paul D. Rouse
Paul D. Rouse
Attorney-in-Fact